UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2007

VS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2007, Bernard D. Feiwus was appointed to the board of directors of VS Parent Inc., the sole shareholder of VS Holdings, Inc.

Mr. Feiwus, 59 years of age, is senior vice president and chief operating officer of JCPenney Direct, where he oversees marketing, systems, inventory, operations, including Outlet Stores, for JCPenney’s catalog and Internet business. Mr. Feiwus joined JCPenney in 2001, having previously been president of eRewards.com. He also served as president of Brierley & Partners and spent 19 years at Neiman Marcus, including eight years as president and chief executive officer of Neiman Marcus Direct.

Under VS Parent’s director compensation program Mr. Feiwus will receive $5,000 per quarterly board meeting attended and an additional $1,000 for each committee meeting that he attends. In addition, Mr. Feiwus will be issued 15,000 stock-option grants. These stock-option grants are subject to a 25% vesting per year over four years and expire in ten years.

We confirm there is no transaction between Mr. Feiwus and VS Parent and its subsidiaries that would require disclosure under item 404(a) of regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe Holdings, Inc.

Date: June 27, 2007	By:	/s/ Cosmo La Forgia
Name: Cosmo La Forgia
Title: VP of Finance